STATE OF CALIFORNIA
COUNTY OF ORANGE


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that LIFEBOAT HOLDINGS, INC. formerly STOMPSOFT, INC., the Holder, an owner of more than 10% of MIGO Software, Inc., a Delaware Corporation, does constitute and appoint Robert B. Goldberg, Richard Liebman and
Jay Elliot the Holders true and lawful attorneys in fact, with full power of substitution, to act individually or jointly, for the Holder in any and all capacities, to sign, pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any report on Form 3, Form 4 or Form 5, respecting the securities of MIGO Software, Inc. and to file the same with the Securities and Exchange Commission and any other governing body as required, together with all exhibits thereto and other documents in connection therewith, and to sign on the Holders behalf and in the Holders stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attorney in fact deems appropriate, hereby ratifying and confirming all that said attorney in fact may do or cause to be done by virtue hereof.

The authority of the Holders attorney in fact shall be effective until the Holder expressly revokes it in writing and files same with the Securities and Exchange Commission.

The Holder acknowledge that it has granted this power of attorney Solely to make it more convenient for the Holder to comply with its reporting responsibilities under Section 16 of the Exchange Act, that the Holders granting of this power of attorney does not relieve the Holder of any of its responsibilities to prepare and file on a timely basis all reports that the Holder may be required to file under said
Section 16, and that neither MIGO Software, Inc. nor the Holders attorney in fact has assumed, or shall be deemed to assume, any of the Holders responsibilities in that regard.

IN WITNESS WHEREOF, the Holder has hereunto set its hand this 5th day of July, 2007.

Signature LIFEBOAT HOLDINGS, INC.by Michael L. Hummell, President/CEO
          LIFEBOAT HOLDINGS, INC.by Michael L. Hummell, President/CEO

ACKNOWLEDGMENT

BEFORE me this 5th day of July, 2007, came MICHAEL L. HUMMELL, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

NOTARY PUBLIC J. Pinto

State of California
My Commission Expires November 21, 2010